Exhibit 99.4
YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date.

T-3 ENERGY SERVICES, INC.

INTERNET
http://www.proxyvoting.com/ttes
Use the Internet to vote your proxy.
Have your proxy card in hand when
you access the web site.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote
your proxy. Have your proxy card in
hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

85944
▼ FOLD AND DETACH HERE ▼

Please mark your votes as indicated in this example	☒

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN

1.
Proposal to adopt the Agreement and Plan of Merger, dated as of October 6, 2010, among T-3 Energy Services, Inc. (“T-3”), Robbins & Myers, Inc. (“Robbins & Myers”), Triple Merger I, Inc. and Triple Merger II, Inc., wholly owned subsidiaries of Robbins & Myers, as such Merger Agreement may be amended from time to time (the “Merger Agreement”), and to approve the merger contemplated by the Merger Agreement (the “merger”). Pursuant to the Merger Agreement, one or both of the Robbins & Myers subsidiaries will be merged with T-3 and each outstanding share of common stock of T-3 will be converted into the right to receive 0.894 common shares of Robbins & Myers, plus $7.95 in cash, without interest, with cash paid in lieu of fractional shares.
	☐	☐	☐	2.
Proposal to approve an adjournment of the T-3 special meeting, if necessary, including to solicit additional proxies if there are not sufficient votes for the proposal to adopt the Merger Agreement and approve the merger.
					☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER AND FOR THE PROPOSAL TO APPROVE AN ADJOURNMENT OF THE T-3 SPECIAL MEETING, IF NECESSARY, INCLUDING TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES FOR THE PROPOSAL TO ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER.

PLEASE SIGN AND RETURN IN THE ENCLOSED ENVELOPE.

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature	Date

You can now access your T-3 Energy Services, Inc. account online.
Access your T-3 Energy Services, Inc. account online via Investor ServiceDirect® (ISD).
BNY Mellon Shareowner Services, the transfer agent for T-3 Energy Services, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.
▼ FOLD AND DETACH HERE ▼

T-3 Energy Services, Inc.
7135 Ardmore Street, Houston, Texas 77054
This Proxy is Solicited on Behalf of the Board of Directors
     The undersigned stockholder of T-3 Energy Services, Inc. (“T-3”) hereby appoints Steven W. Krablin and James M. Mitchell, or either one or both of them, attorneys and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Special Meeting of Stockholders of T-3 Energy Services, Inc. to be held at T-3’s offices located at 7135 Ardmore St., Houston, TX 77054, on January 7, 2011 at 8:00 a.m., local time, and at any adjournments thereof, all of the shares of common stock in the name of the undersigned or which the undersigned may be entitled to vote.
     This proxy will be voted as directed or, if no contrary direction is indicted, will be voted FOR items 1 and 2, and as the proxies deem advisable on such other matters as may properly come up at the special meeting or any adjournment thereof.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side) 85944